Filed with the Securities and Exchange Commission on May 11, 1998
                                        Securities Act Registration No. 33-75236
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                             ----------------------


                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933,
                                   AS AMENDED

                             -----------------------

                                 LONGPORT, INC.
                       -----------------------------------
                      (Exact Name Of Small Business Issuer
                          As Specified In Its Charter)


        Delaware                        5047                         23-2715528
--------------------------------------------------------------------------------
(State or other jurisdiction       Primary Standard                (IRS Employer
of incorporation or organi-        Industrial Class-               I.D. Number)
zation)                            ification Code No.)

                             791 South Chester Road
                         Swarthmore, Pennsylvania 19081
                                 (800) 289-6863
             ------------------------------------------------------
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                                Kathleen C. Clark
                                15 Carolina Court
                           Wilmington, Delaware 19808
                                 (302) 998-7758
               --------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                        Copies of all communications to:

                               Gary A. Agron, Esq.
                           5445 DTC Parkway, Suite 520
                               Englewood, CO 80111
                                 (303) 770-7254
                              (303) 770-7257 (fax)

     Approximate date of commencement of the offering: As soon as practicable after the effective date of the Registration Statement.
     If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering.|_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

     The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                (EXHIBIT INDEX LOCATED ON PAGE   OF THIS FILING)

                                 LONGPORT, INC.

                              Cross Reference Sheet

Item     Caption                              Location or Caption in Prospectus
----     -------                              ---------------------------------

1.       Forepart of Registration             Outside Front Cover Page
         Statement and Outside
         Front Cover Page of
         Prospectus

2.       Inside Front and Outside             Inside Front and Outside
         Back Cover Pages of                  Back Cover Pages
         Prospectus

3.       Summary Information and              Prospectus Summary; Risk Factors
         Risk Factors

4.       Determination of Offer-              Risk Factors
         ing Price

5.       Dilution                             Dilution

6.       Selling Security Holders             Selling Security Holders

7.       Plan of Distribution                 Plan of Distribution

8.       Legal Proceedings                    Business - Litigation

9.       Directors, Executive                 Management
         Officers, Promoters
         and Control Persons

10.      Security Ownership of                Principal Stockholders
         Certain Beneficial
         Owners and Management

11.      Description of                       Description of Securities;
         Securities

12.      Interests of Named                   Legal Matters
         Experts and Counsel

13.      Disclosure of Commis-                Undertakings
         sion Position on
         Indemnification for Securities

14.      Organization Within                  Business: Certain Transactions
         Last Five Years

15.      Description of Business              Risk Factors; Business

16.      Management's Discussion              Management's Discussion
         and Analysis of Financial            and Analysis of Financial
         Condition and Results of             Condition and Results of
         Operations                           Operations

17.      Description of Property              Business-Properties

18.      Certain Relationships                Certain Transactions
         and Related Transactions

19.      Market for Common Equity             Description of Securities
         and Related Stockholder
         Matters

20.      Executive Compensation               Management-Executive
                                              Compensation

21.      Financial Statements                 Financial Statements

22.      Changes in and Disagree-             Not Applicable
         ments with Accountants
         on Accounting and
         Financial Disclosure

Preliminary Prospectus Dated May 11, 1998.                 Subject to Completion


                                 LONGPORT, INC.

                   1,185,714 Shares of Common Stock Underlying
                    1,185,714 Common Stock Purchase Warrants

     This  Prospectus  covers  the resale of  1,185,714  shares of the $.001 par value Common Stock, ("Common Stock") of Longport, Inc. (the "Company") underlying 1,185,714 Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase one share of the Company's Common Stock at $3.00 per share at any time until June 30, 2000 unless extended by the Company. See "Description of Securities - Warrants." The shares of Common Stock underlying the Warrants constitute the "Offering" and will be offered in open market transactions for sale from time to time by the "Selling Security Holders" who currently own the Common Stock. See "Selling Security Holders" for a description of the private placement transaction giving rise to the issuance of the Warrants and underlying Common Stock and the Selling Security Holders' demand registration rights. None of the Common Stock is being offered by the Company, and no funds received from the sale of the Common Stock will be paid to the Company. The Company may, however, receive funds upon exercise of the Warrants. See "Use of Proceeds" and "Selling Security Holders."

     The exercise price of the Warrants was established by the Company in 1993 based upon such factors as the Company's stockholders' equity, its business prospects together with the level of competition in the Company's business. See "Risk Factors - Determination of Exercise Price." The Common Stock is listed on the Electronic Bulletin Board of the National Quotation Bureau ("Bulletin Board") under the symbol "LPTI." On May 6, 1998, the closing bid price of the Common Stock was $2.40 per share. See "Price Range of Common Stock."

     Since the Common Stock is traded on the Bulletin Board rather than on NASDAQ or a recognized exchange, it may be more difficult for purchasers to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. The Common Stock is also considered under Securities and Exchange ("SEC") regulations as "penny stock." The SEC regulations require that broker-dealers in a "penny stock" transaction disclose certain matters including the delivery, prior to the transaction, of a disclosure schedule form prepared by the SEC relating to the penny stock market, the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, it must disclose this fact and the broker-dealer's presumed control over the market. Broker-dealers must also send monthly statements disclosing recent price information for the penny stock held in the account and information in the limited market in penny stocks. See "Risk Factors - Penny Stock Regulations."

     PURCHASE OF THE COMMON STOCK IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Expenses of registering the Common Stock, estimated not to exceed $90,000, will be paid by the Company.

     The Company furnishes annual reports to its stockholders which includes audited financial statements. The Company may furnish quarterly financial statements to stockholders and such other reports as may be authorized, from time to time, by the Board of Directors. See "Available Information."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus. The securities being offered hereby involve a high degree of risk. This Prospectus contains certain forward-looking statements which may involve certain risks and uncertainties. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under "Risk Factors" and elsewhere in this Prospectus.

                                   The Company

     The Company was organized as a Delaware corporation in January, 1993, and operated a wholly owned subsidiary, Longport Medical, Inc. ("LMI"), until September, 1995. The Company originally marketed medical products for the treatment of wounds such as wound dressings, pressure relief mattresses, intermittent compression pumps, hyperbaric oxygen chambers ("HBOs"), and a variety of other medical supplies. The Company also operated an outpatient wound healing center at the Montclair Community Hospital, Montclair, New Jersey for the treatment of recalcitrant wounds. The Company closed the facility in July, 1995. During 1995, the Company restructured its operations by developing a program to manage wound care centers. As part of this restructuring, the Company terminated its LMI and Montclair Center operations.

     The Company manages wound care centers ("Centers") which treat on an in-patient or out-patient basis a variety of wounds. Generally, the Company's client is a hospital or a wound healing clinic to which the Company provides (i) clinical oversight with respect to operating the Center and (ii) wound healing programs. Under the Company's Management's Service Agreement ("MSA"), which is entered into with the client, the Centers function as full service, multi-disciplinary treatment facilities that offer comprehensive patient evaluations and aggressive wound therapy. The Company's personnel provide clinical management and general consulting for the opening and operation of the Center, including ongoing on-site evaluation of the Center's operations after the Center has opened. Under the MSA, the Company is paid a management fee directly from the client without the Company's personnel performing direct patient care.

     The Company seeks to market its services to Centers located (i) in or adjacent to existing hospitals, (ii) within physicians' offices that provide the same level of services, and see the same number of patients, as the hospital-based Centers, and (iii) within physicians' offices that provide services to smaller patient populations. Once an MSA is executed with a Center, the Company seeks to generate additional revenues by selling or leasing its Topical Hyperbaric Oxygen ("HBO") products to the Center. The Company also intends to offer its soft tissue ultrasound scanner(s) (Scanners") for sale or lease to Centers and other users if and when the Company receives FDA marketing permission. See "Soft Tissue Ultra-Sound Scanner."

     The Company markets HBO products, that apply oxygen under pressure to wound sites in order to reduce wound healing time, as part of its MSA and as a stand alone treatment device. The Company rents and sells only "rigid" HBOs (sometimes referred to as "Chambers"), which treat wound sites on extremities (primarily arms and legs) by delivering oxygen intermittently in a humid condition. The Company formerly offered disposable HBOs ("Sacral Units"), which were soft sided and delivered moist oxygen to the lower back and buttocks, primarily to treat decubitus ulcers.

     The Company has been assigned the patent and intellectual property right to a soft tissue ultrasound scanner ("Scanner") developed by the United Medical and Dental Schools of Guy's and St. Thomas's Hospitals ("UMDS") located in London, England. The Scanner produces a high resolution image of the skin and the tissue up to two centimeters below the skin. This type of imaging may allow a clinician to check the status of a wound, and the surrounding tissue, without having to incise the patient or put a probing device into the fragile wound bed. When used with a coupling gel, the Scanner can penetrate certain types of wound dressings and produce an image, thus avoiding risks of infection and protecting the wound surface during the scanning process. The Scanner is expected to produce an image with an axial resolution of 65 micons and a lateral resolution of 200 micons. The image can then be analyzed through a proprietary image analysis program designed at UMDS.

     The Company's address is 791 South Chester Road, Swarthmore, Pennsylvania 19081 and its telephone number is (800) 289-6863.

                                  The Offering

Securities Offered . . . . . . . . . .  1,185,714   shares   of   Common   Stock
                                        underlying    1,185,714   Common   Stock
                                        Purchase  Warrants  which  Common  Stock
                                        will  be sold  from  time to time by the
                                        Selling   Security  Holders  at  current
                                        market prices.

Common Stock Currently
 Outstanding(1). . . . . . . . . . . .  15,111,282 shares

Common Stock Outstanding
 After Offering(1) . . . . . . . . . .  15,111,282 shares

Risk Factors . . . . . . . . . . . . .  Purchase of the Common Stock  involves a
                                        high   degree  of  risk  and  should  be
                                        purchased only by persons who can afford the loss of their entire investment. See "Risk Factors."

(1) Does not include (i) 1,185,714 shares of Common Stock issuable upon exercise of the Warrants; and (ii) 194,000 shares of Common Stock issuable upon exercise of currently outstanding stock options. See "Capitalization" and "Description of Securities".

                             Summary Financial Data

     The following summary financial data has been derived from the financial statements of the Company and should be read in conjunction with such financial statements.


                                                     Year Ended
                                                     ----------
Income Statement Data                  December 31, 1996      December 31, 1997
---------------------                  -----------------      -----------------

Revenue............................... $    172,171            $     171,786

Net Income (Loss).....................     (357,429)                (214,681)

Net Income (Loss) per Common
Share.................................         (.03)                    (.02)

Weighted Average Number of Shares
Outstanding...........................   11,155,874               13,874,970

  Balance Sheet Data                                       December 31, 1997
  ------------------                                       -----------------

  Working Capital.......................................    $      68,863
  Total Assets..........................................          151,184
  Total Liabilities.....................................           12,847
  Stockholders' Equity..................................          138,337

                                  RISK FACTORS

     Prospective investors should consider the following risk factors, together with the other information contained in this Prospectus, in evaluating an investment in the securities offered hereby. The following factors and other information set forth in the Prospectus contain certain forward- looking statements involving risks and uncertainties. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth in this section and elsewhere in this Prospectus.

     Ongoing Operating Losses, Insignificant Revenues and Limited Working Capital. The Company reported a net loss of $214,681 for the year ended December 31, 1997 on revenues of $171,786 and a net loss of $357,429 for the year ended December 31, 1996 on revenues of $172,171. At December 31, 1997, the Company had limited working capital of $68,863. As a result of its limited working capital, the Company may find it difficult or impossible to expand its business operations. Since inception, the Company has suffered aggregate net losses of $2,486,873 and has never reported a profit.

     Limited Operating History and Risks Inherent with a New Business. The Company was formed in January 1993 and has had limited revenues and a limited operating history. The Company continues to operate at a loss and there can be no assurance that the Company's operations will be profitable in the forseeable future, if ever. The Company's operations which include the management of Centers and the sale or rental of medical equipment are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a developing business.

     Additional Financing May Be Required. The Company may seek additional capital through either debt or equity financing, or both. There is no assurance that the Company would be able to obtain any such additional financing. Further, if the Company seeks equity financing, through a public or private offering of its securities, the Company's current shareholders or any purchasers of the securities may suffer an immediate dilutive effect, the extent of which is unable to be determined at this time.

     Intense Competition. The wound care industry is intensely competitive. The Company competes in all aspects of its business with numerous medical equipment and wound care related companies, most of whom have substantially greater market share and financial and other resources than the Company.

     Reliance on Patents and Intellectual Property Rights. The Company will rely upon two patents assigned to it together with related intellectual property rights in the development and marketing of its Scanner. There can be no assurance that the Scanner patents or any other intellectual property rights assigned to the Company will not be infringed upon or designed around by others. See "Business - Technology Transfer Agreements."

     Costs and Difficulties in Connection with Compliance with Government Regulations. Development and marketing of the Company's Scanner and certain other operations of the Company are or may be regulated by the Federal Food and Drug Administration ("FDA"). Compliance with regulations promulgated by the FDA is costly and time consuming, and there can be no assurance that the Company will be able to stay in compliance with current regulations or that future regulations will not adversely affect the Company's operations. The Company's development of the Scanner will require FDA permission to market and there can be no assurance that such FDA marketing permission can be obtained. See "Business - Government Regulation."

     Need for Product Acceptance. The Company's ability to sell or lease Scanners, if permission to sell is granted, is contingent upon acceptance of the Scanner by physicians, nurses, patients and home health care providers. There can be no assurance that the Company will be successful in obtaining any such acceptance.

     Heath Care Regulations. Health care is subject to laws and regulations of federal, state and local governments and is an area of extensive and frequent regulatory change. Laws and regulations often are adopted to regulate new and existing products and services. Permits or licenses may be required for certain business activities and may be restricted or otherwise difficult to obtain or unavailable. Changes in laws or regulations or in the interpretation of existing laws can have a dramatic effect on permissible activities and the relative costs of doing business. It is possible that federal, state or local governments will impose additional restrictions upon the Company's activities, and some of these restrictions might have a material adverse effect on the Company's business and results of operations. The Company is unable to predict the effect of any additional laws or regulations which may be enacted. See "Business - Government Regulation."

     Technological Change. The ultrasound industry has experienced rapid technological change, and the Company is unable to predict the pace of such change in the future. There can be no assurance that technological change will not cause the Company's Scanner to become obsolete or place the Scanner at a significant competitive disadvantage.

     Risks Associated with Health Care Reform Proposals. Numerous legislative proposals have been introduced in the past and are proposed from time to time in Congress and in state legislatures that could effect major changes in the U.S. health care system nationally or at the state level. Among the proposals are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that businesses offer health insurance coverage to their employees and restrictions on Medicare and Medicaid reimbursements. Certain proposals, such as cutbacks in Medicare and Medicaid programs, containment of health care costs on an interim basis by means that could include a freeze on prices by physicians, hospitals and other health care providers, and permitting states greater flexibility in the administration of Medicaid, could adversely affect the Company's future operations. There can be no assurance that currently proposed or future health care legislation or other changes in the administration or interpretation of governmental health care programs will not have a material adverse effect on the Company's future operating results. See "Business - Government Regulation."

     Dependence Upon Key Personnel. The Company's operations depend, in part, upon its ability to attract, hire and retain qualified personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract and retain such personnel. The Company is also dependent upon the services of James R. McGonigle, its President. The loss of Mr.
Gonigle's services would have a material adverse effect on the Company's business and future prospects. Mr. McGonigle does not have an employment agreement with the Company nor does the Company have key man life insurance on his life. See "Management."

     No Dividends on Common Stock. The Company has not paid any dividends on its Common Stock since its inception and does not anticipate paying any dividends in the foreseeable future. The Company plans to retain earnings, if any, to finance the development and expansion of its business. See "Description of Securities."

     Limitation on Director Liability Under Delaware Law. Pursuant to the Company's Certificate of Incorporation and under Delaware law, Directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for transactions in which a director has derived an improper personal benefit.

     Adverse Consequences Associated with Reservation of Substantial Shares of Common Stock. The Company has reserved 194,000 shares of Common Stock for issuance under stock options to employees, officers, directors and consultants along with 1,185,714 shares upon exercise of the Warrants. The existence of outstanding warrants and options may prove to be a hindrance to future financing by the Company. In addition, the exercise of any such options or Warrants in the future could dilute the net tangible book value of the Company's Common Stock. Further, the holders of such options and Warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Description of Securities."

     Potential Depressive Effect on Market Price Due to Sales Under Rule 144. Of the 15,111,282 shares of the Company's Common Stock currently outstanding, a total of 13,925,568 shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" under Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year, may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits sales by a person who is not an affiliate of the Company and who has satisfied a two-year holding period without any quantity limitation. Future sales under Rule 144 may have a depressive effect on the market price of the Common Stock. The holders of 12,859,427 restricted shares of Common Stock may sell their shares under Rule 144 at any time and the remaining 1,066,141 shares may be sold beginning in October, 1998. See "Shares Eligible for Future Sales."

     Penny Stock Regulations. The Company's Common Stock trades on the Bulletin Board. As a result, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock than if the Common Stock were listed for trading on NASDAQ or a recognized exchange. In addition, the Company's Common Stock is subject to a rule that imposes sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.
Consequently, the rule affects the ability of broker-dealers to sell the Company's Common Stock and may effect the ability of purchasers in this Offering to sell such securities. See "Description of Securities."

     In 1992, the SEC adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's Common Stock is penny stock. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to the transaction, of a disclosure schedule form prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These regulations impede the development of a market in the Common Stock.

     Determination  of Exercise  Price.  The exercise  price of the Warrants was determined  by the  Company  in 1993 based  upon such  factors as the  Company's stockholders' equity and business prospects together with the level of competition in the Company's business and proposed business, but such exercise price is not necessarily related to the Company's asset value, net worth or other established criteria of value.

     Continued Control of the Company by Current Officers, Directors and Principal Stockholders. Even if all shares of Common Stock underlying the Warrants are sold to investors, the principal stockholders, officers and directors of the Company will beneficially own in excess of 45% of the Company's outstanding voting stock. Accordingly, these individuals, and not the purchasers of the shares of Common Stock underlying the Warrants, will, as a practical matter, be able to elect all of the Company's directors and otherwise control the affairs of the Company, regardless of the Company's financial performance. See "Principal Stockholders."

     Authorization and Issuance of Preferred Stock. The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, under the Certificate of Incorporation, the Board of Directors may, without stockholder approval, issue Preferred Stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Common Stock may result in a decrease of the value or market price of the Common Stock and could further be used by the Board of Directors as a device to prevent a change in control of the Company. Holders of the Preferred Stock may have the right to receive dividends, certain preferences in liquidation, and conversion rights. As of the date hereof, no shares of Preferred Stock have been issued. See "Description of Securities - Preferred Stock."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 31, 1997.

Common Stock, $.001 par
 value, 25,000,000 shares
 authorized; 14,856,282 shares
 issued and outstanding(1) . . . . . . .         $     14,856

Preferred Stock, $.001
 par value, 1,000,000
 shares authorized;
 -0- shares issued and
 outstanding . . . . . . . . . . . . . .                  --

Additional paid-in capital . . . . . . .            2,615,354
Accumulated deficit . . . . . . .. . . .           (2,486,873)

Less Treasury Stock at Cost. . . . . . .               (5,000)
                                                 ------------

Total Stockholders' equity . . . . . . .              138,337
                                                 ------------

Total capitalization . . . . . . . . . .         $    138,337
                                                 ============

(1) Does not include (i) 1,185,714 shares of Common Stock issuable upon exercise of the Warrants; and (ii) 194,000 shares of Common Stock issuable upon exercise of currently outstanding stock options. See "Description of Securities."

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock underlying the Warrants. Any funds received by the Company upon exercise of the Warrants will be used for working capital.

                           PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded on the Bulletin Board of the National Quotation Bureau under the symbol "LPTI" since September 7, 1994.

     The following table sets forth for the quarters indicated the range of high and low closing prices of the Company's Common Stock as reported by the National Quotation Bureau, but does not include retail markup, markdown or commissions.

                                                     Price
                                           --------------------------
By Quarter Ended:                           High               Low
-----------------                           ----               ---

Fiscal 1996
March 31, 1996                             $   .26           $    .06
June 30, 1996                              $   .26           $    .06
September 30, 1996                         $   .26           $    .06
December 31, 1996                          $   .31           $    .06

Fiscal 1997
March 31, 1997                             $    .31          $    .06
June 30, 1997                              $    .31          $    .06
September 30, 1997                         $    .50          $    .06
December 31, 1997                          $   2.00          $    .31

Fiscal 1998
March 31, 1998                             $   1.62          $    .88
June 30, 1998 (through May 6, 1998)        $   2.62          $   1.56

     As of May 6, 1998 there were 15,111,282 shares of Common Stock outstanding held by approximately 325 record and beneficial stockholders.,

     The Company has never paid cash dividends on its Common Stock and intends to retain earnings, if any, for use in the operation and expansion of its business. The amount of future dividends, if any, will be determined by the Board of Directors based upon the Company's earnings, financial condition, capital requirements and other conditions.

                             SELECTED FINANCIAL DATA

     The selected financial information set forth below has been derived from the Company's audited financial statements and should be read in conjunction with the financial statements and the notes thereto included elsewhere herein.


                                                        Year Ended
                                                        ----------
Income Statement Data                     December 31, 1996    December 31, 1997
---------------------                     -----------------    -----------------

Revenue.................................. $    172,171           $   171,786

Net Income (Loss)........................     (357,429)             (214,681)

Net Income (Loss) per Common
Share....................................         (.03)                 (.02)

Weighted Average Number of Shares           11,155,874            13,874,970
Outstanding..............................

  Balance Sheet Data                                           December 31, 1997
  ------------------                                           -----------------

  Working Capital.....................................           $    68,863
  Total Assets........................................               151,184
  Total Liabilities...................................                12,847
  Stockholders' Equity................................               138,337

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operation

Year Ended December 31, 1997 vs. Year Ended December 31, 1996

     Total revenues for 1997 essentially equaled those of 1996, $171,786 and $172,171, respectively. While revenues from medical supplies and equipment sales and rentals decreased, revenues generated from wound center management fees increased by 38.07%, $136,000 for 1997 and $98,500 for 1996. This change reflects the shift in the Company's business away from a reliance on sales and rentals to its management services segment. The Company expects this difference to remain and increase in the future as it anticipates revenues from future MSAs to outpace revenues from equipment sales and rentals.

     The Company's total expenses were reduced to $365,357 in 1997 compared to $394,954 in 1996. While the overall reduction is not significant, representing only a 7.49% decrease, the shift in where the expenses were incurred reflect the changes the Company has undergone as a result of the assignment of the Scanner rights. The Company's costs related to its supplies and equipment sales and rentals have been reduced by 67.55%, $18,581 for 1997 vs. $57,267 for 1996. General and administrative expenses essentially remained the same, but expenses related to research and development increased from $669 for 1996 to $24,000 for 1997. This change better reflects the Company's commitment to the development of the Scanner technology and how it may impact the management services portion of the Company's business. The Company expects research and development expenses related to the Scanner to increase over time.

     The Company continues to experience a net loss, but it has reduced that loss from $357,429 for 1996 to $214,681 for 1997, a 39.94% decrease. However, part of the 1996 loss consisted of a one-time loss on asset disposals totaling $127,741. If this loss is not considered, the Company's net loss between 1997 and 1996 remained essentially the same.

     The Company's total liabilities were reduced from $138,218 as of December 31, 1996, to $12,847 as of December 31, 1997, a 90.70% decrease.

Year Ended December 31, 1996 vs. Year Ended December 31, 1995

     Total revenues declined for the second year in a row. Revenues for 1996 were 69.19% lower than the revenue for 1995, $172,171 and $558,866, respectively. This decrease can be attributed to the reorganization of the Company and its operations. The 1995 figures included at least one full quarter of revenues from a now discontinued operation. A significant difference between the revenues figures comes from the fact that a majority of the 1995 revenues, specifically those to medical supplies and sales and rentals, were never collected, while the vast majority of the revenues for 1996 have already been collected.

     While the revenues attributed to management fees are significantly higher in 1996, $98,500, as compared to 1995's revenues of $24,251, Management believes this is not an adequate comparison since the first MSA was not executed until July, 1995. Management expects revenues from MSAs to continue to climb through 1997.

     Management's goals for 1996 were to control expenses, pay off the Company's trade accounts, and reduce the Company's overall debt. Company expenses were reduced from $1,453,310 in 1995 to $394,954 in 1996. This reduction can be attributed in part to the closing of the Company wound centers and to Management's efforts to reduce the expenses incurred in operating the Company under its new structure.

     Perhaps the Company's most significant reduction has been in accounts payable, reduced from $431,598 as of December 31, 1995, to $49,032 as of December 31, 1996, an 88.65% reduction.

     The operating loss for 1996 is significantly lower, when compared to 1995, $222,783 and $894,444 respectively, a 75.09% decrease. This change can be attributed to the expense reductions described above.

Trends

     During 1997, the Company began new growth under its MSA plan. Management focused its efforts on refining management of Centers and implementing wound programs, while also concentrating efforts on reducing the Company's overall debts. The Company believes that healthcare facilities, mainly hospitals, will be attempting to open more outpatient operations, to make up for lost revenues due to lower inpatient populations.

     The Company anticipates an increase in revenues in 1998, mainly through execution of additional MSAs and Scanner license agreements. The operation of a service based company requires fewer expenditures, including those related to the opening of additional Centers, since the Centers will be owned and operated by unaffiliated third parties. In 1997, the Company entered into license agreements for the marketing of Scanners pursuant to which the licensees pay a monthly license fee and a portion of the revenues generated by the license.

     The Company anticipates continued growth in revenues from the marketing of its Scanners and the management of Centers over the next 12 months. Management will seek to continue to reduce the levels of overall debt and monthly expenses, so that the expenses incurred on a regular basis better reflect a services-based operation with fewer capital needs.

     The Company continues to experience cash flow problems, with little working capital. The restructuring of operations, however, has lowered the monthly expenditures, and reduced overall cash flow requirements.

Liquidity and Capital Resources

     In 1997, the Company sold a total of 1,811,147 shares of its restricted Common Stock to current and new shareholders. The shares were sold between $.12 and $.25 per share, netting the Company a total of $270,326.

     The Company continues to manage the Centers at West Jersey Health System and West Hudson Hospital. Each client has purchased and rented additional supplies and equipment from the Company, providing revenues in excess of the management fees. The Company anticipates continued growth from sales of its products along with the addition of other MSAs for the opening and managing of Centers over the next twelve months. These Centers would be owned and funded by entities other than the Company, thus reducing the necessity of cash outlays to purchase start-up materials and operate the Center.

     The Statements made hereunder and throughout the Prospectus that are not historical facts are forward looking statements that involve risks and uncertainties, including but not limited to, market acceptance risks, the effect of economic conditions, the impact of competition, product development, commercialization and technology difficulties, the results of financing efforts, legal circumstances, and other risks detailed herein and in other filings.

                                    BUSINESS

History

     The Company was organized as a Delaware corporation in January, 1993, and operated a wholly owned subsidiary, Longport Medical, Inc. ("LMI"), until September, 1995. The Company originally marketed medical products for the treatment of wounds such as wound dressings, pressure relief mattresses, intermittent compression pumps, hyperbaric oxygen chambers ("HBOs"), and a variety of other medical supplies. The Company also operated an outpatient wound healing center at the Montclair Community Hospital, Montclair, New Jersey for the treatment of recalcitrant wounds. The Company closed the facility in July, 1995. During 1995, the Company restructured its operations by developing a program to manage wound care centers. As part of this restructuring, the Company terminated its LMI and Montclair Center operations.

Wound Healing Centers

     The Company manages wound care centers ("Centers") which treat on an in-patient or out-patient basis a variety of wounds. Generally, the Company's client is a hospital or a wound healing clinic to which the Company provides (i) clinical oversight with respect to operating the Center and (ii) wound healing programs. Under the Company's Management's Service Agreement ("MSA"), which is entered into with the client, the Centers function as full service, multi-disciplinary treatment facilities that offer comprehensive patient evaluations and aggressive wound therapy. The Company's personnel provide clinical management and general consulting for the opening and operation of the Center, including ongoing on-site evaluation of the Center's operations after the Center has opened. Under the MSA, the Company is paid a management fee directly from the client without the Company's personnel performing direct patient care.

     The Company also provides assistance with the Center's marketing campaign, designing the physical layout of the Center, and setting up medical equipment and supply purchasing contracts. The Company's level of involvement in the Center's marketing campaign depends upon the capabilities of the Center's internal departments, but can include helping the client create marketing materials. The Company can assist in designing the layout of the Center, and securing furniture, assisting in the establishment of medical supplies and in equipment network, including medical billing systems. The Company does not directly sell products to the Center, or its patients, and does not perform any insurance or patient billing related to the Center's services. While the client agrees to clinically operate the Center in accordance with the Company's assessment and treatment protocols, the final decisions regarding the business and operations of the Center are made by the client.

     In support of its MSA, the Company developed a proprietary wound healing manual ("Manual") with the assistance of a number of outside clinical researchers and physicians experienced in wound treatment. These individuals continue, along with the Company's clinical personnel, to review and update the Manual when necessary. As part of the MSA, Centers receive a customized copy of the Manual, training on the assessment and treatment protocols within the Manual, and updates to the Manual.

     The Manual also contains protocols for the assessment and treatment of a variety of wounds, from diabetic foot ulcers and decubitus ulcers (bed sores), to post-surgical and other acute wounds. The Company's assessment protocols require that all new patients undergo a complete history and physical, lab work, vascular testing on extremity wounds, and other appropriate tests. The Company seeks to provide clinicians with the most comprehensive wound care assessment available, so that a treatment protocol can be patient-specific and altered quickly to match changes in the wound during the healing process. The goal of the Manual is to make the wound treatments more effective by providing the physician with more information about the wound. The Company's assessment and treatment protocols do not focus on a single tool, product or method. Rather, the protocols use a full range of readily available commercial products and supplies, with recommendations for use.

     The Company's Centers are capable of treating patients suffering from a wide range of wounds, including skin ulcerations due to diabetes, vascular disease, burns and frostbite, post-surgical infections, decubitus ulcers, amputations and infected stumps, and gangrenous lesions. The Company's assessment protocols utilize numerous diagnostic tools, including an Ultrasound/Duplex Imager, a Doppler, a Transcutaneous PO2 Monitor and a vascular testing system. The Company's treatment protocols utilize numerous commercially available techniques, compression therapy, and HBOs. The treatment protocols also utilize specialty wound dressings, topical antibiotics, and pressure relief devices in a comprehensive program designed to stimulate the body into the healing process.

     The Company also provides training for the Center's staff on the wound assessment and treatment protocols contained within the Manual, including training on any changes to the protocols that may be made in the future. The Company's clinical staff will train the Center's staff on the use of the assessment and treatment equipment, products and supplies to be utilized at the Center, including HBO products. The training is designed to teach the assessment and healing. The company considers personnel training to be an ongoing process, so the MSA includes continuous on-site visits by the Company's clinical staff to ensure compliance with the Company's protocols, and to be sure the Center's staff understand the Company's protocols. The Center can also request on-site visits, but beyond a specific number of visits, as specified in the MSA, the Center is charged for the on-site visit.

     All examinations and procedures rendered at a Center are eligible for reimbursement to the client by Medicare, except for the HBO therapy. Each treatment procedure and product or supply used has a reimbursement code and scheduled fee under the Medicare regulations. The HBOs are used as an additional treatment device in conjunction with the other available treatments, with payment for this treatment coming from either private insurance carriers, if applicable, or the patient. The Company receives payment directly under the MSA, regardless of whether the Center or patient receives reimbursement from Medicare, or other insurance carriers.

     The Company executed its first MSA with the West Jersey Health System ("West Jersey") in July 1995 and its second MSA with West Hudson Hospital ("West Hudson") in January 1996. The West Hudson MSA has an initial term of two years, with a $10,000 start-up fee and the Company receives $5,000 per month. The

Company receives a management fee of $3,500 per month under its West Jersey MSA. The Company agreed to provide West Hudson with two HBOs as part of the Agreement, with additional HBOs available for West Hudson to rent at $800 per month each. West Hudson provided the funds necessary for initial testing of the Company's soft tissue ultrasound scanner at the Center."

     The Company maintains a General Liability policy and a Liability Umbrella policy to provide coverage for the management services it provides under the MSA. The multi-peril policy provides for a total of $3,000,000 in coverage per occurrence. Management believes these policies provide adequate insurance coverage based on the liability risks of the business.

HBOs

     The Company markets Topical Hyperbaric Oxygen ("HBO") products, that apply oxygen under pressure to wound sites in order to reduce wound healing time, as part of its MSA and as a stand alone treatment device. The Company rents and sells only "rigid" HBOs (sometimes referred to as "Chambers"), which treat wound sites on extremities (primarily arms and legs) by delivering oxygen intermittently in a humid condition. The Company formerly offered disposable HBOs ("Sacral Units"), which were soft sided and delivered moist oxygen to the lower back and buttocks, primarily to treat decubitus ulcers.

     The Company owns Chambers, renting approximately 30% of its Chambers to non-affiliated third parties. Rental rates for the Chambers average $60 per day for individual patients and $500 per month for dealers. The Chambers are not Medicare reimbursable, which means that Medicare will not reimburse the patient or the provider for their use, thereby reducing the marketability of the product. The revenues generated by the Chambers are predominately from the rental of Chambers with monthly rental charges to independent dealers who, in turn, market the Chambers to third parties. The Company also receives revenues from hospitals and nursing facilities that rent or buy the Chambers directly from the Company. The dealers, hospitals and nursing facilities are charged regardless of their ability to obtain payment or reimbursement from Medicare or the patient, although numerous private health insurance companies reimburse patients for HBO costs.

Strategy

     The Company seeks to market its services to Centers located (i) in or adjacent to existing hospitals, (ii) within physicians' offices that provide the same level of services, and see the same number of patients, as the hospital-based Centers, and (iii) within physicians' offices that provide services to smaller patient populations. Once an MSA is executed with a Center, the Company seeks to generate additional revenues by selling or leasing its HBOs to the Center. The Company also intends to offer its Scanners for sale or lease to Centers and other users if and when the Company receives FDA marketing permission. See "Soft Tissue Ultra-Sound Scanner."

Soft Tissue Ultrasound Scanner

     The Company has been assigned the patent rights to a soft tissue ultrasound scanner ("Scanner") developed by the United Medical and Dental Schools of Guy's and St. Thomas's Hospitals ("UMDS") located in London, England. The Scanner produces a high resolution image of the skin and the tissue up to two centimeters below the skin. This type of imaging may allow a clinician to check the status of a wound, and the surrounding tissue, without having to incise the patient or put a probing device into the fragile wound bed. When used with a coupling gel, the Scanner can penetrate certain types of wound dressings and produce an image, thus avoiding risks of infection and protecting the wound surface during the scanning process. The Scanner is expected to produce an image with an axial resolution of 65 micons and a lateral resolution of 200 micons. The image can then be analyzed through a proprietary image analysis program designed at UMDS.

     The image analysis system provides a mathematical "signature" of the skin and tissue, and is capable of detecting small changes to the tissue, before such changes become clinically evident to the naked eye. The image analysis may permit clinicians to recognize the improvement, or deterioration, of a wound earlier than present methods allow, so that treatments can be modified quickly. The Scanner may provide clinicians with an opportunity to examine below the patient's skin, to the subcutaneous tissue and tendons. The Company will be required to file for marketing permission to sell or lease the Scanner with the U.S. Food and Drug Administration ("FDA"). See "Government Regulation".

Competition

     In connection with its managed Center business, the Company competes with hospitals that manage their own wound care centers and with other wound center management companies such as Curative Technologies, Inc. ("CTI"). CTI is a larger, better capitalized and better known company that markets wound center franchises under a plan similar to the Company's MSA. Hospitals also have the capability of managing their own wound care centers by using their own staff and equipment. Competitive factors in the wound care center management business include the cost of setting up the wound care programs, the types of wounds treated and the choice of wound therapies to be offered.

     The medical products industry in which the Company competes with its HBOs and its Scanners (if FDA marketing permission for the Scanner is obtained), is intensely competitive, and most of the Company's competitors have financial, marketing and other resources substantially greater than those of the Company. Some of the Company's larger competitors enjoy an additional competitive advantage by reason of their ability to offer product discounts for volume purchases across product lines.

Marketing

     The Company markets, through its own employees, its management of Centers directly to hospitals and physicians that seek to provide or establish wound care centers. The Company also markets on a non-exclusive basis through non-affiliates who receives a commission for any MSA's brought to the Company.

     The Company has entered into agreements with four non-affiliates for the marketing of HBO's and Scanners (if FDA marketing permission for the Scanner is granted), Under the agreements, the Company is to receive monthly payments ranging from $2,000 to $10,000, cancellable by either party on 60 days notice. The Company is obligated to sell or lease the HBOs and Scanners to the marketing companies and to provide limited geographical exclusivity. There can be no assurance that the marketing agreements will not be cancelled in the near future.

Government Regulations

     The Company will require marketing permission from the FDA to market the Scanners. The Federal Food, Drug and Cosmetic Act (the "FDA Act") requires the Company to file a pre-marketing notice of intent to market with the FDA on all medical devices. The notice seeks the FDA's permission to market the product. Devices manufactured and marketed before 1976, and any devices substantially equivalent to any such device, may not require FDA permission. Devices developed after 1976, or devices that differ substantially from a legally marketed predicate device, must receive the FDA's permission before marketing to the public may begin. These devices are also subject to reviews by the FDA after the pre-market review process, with devices that are potentially life- threatening being subject to more stringent standards.

     The Scanner is subject to FDA regulations regarding the introduction of medical devices into commerce within the United States market. The research, development, testing, production, and marketing of new medical products such as the Scanner are subject to extensive governmental regulation in the United States. Noncompliance with these regulations may result in recall or seizure of products, total or partial suspension of production, refusal of the government to allow clinical studies or commercial distribution of the device, civil penalties or fines, and criminal prosecution.

     Pursuant to the Federal Food, Drug and Cosmetic Act (the "FDA Act"), a medical device will be classified as either a Class I, Class II or Class III device. Class I devices are subject to general controls, including requirements, and "Good Manufacturing Practices" (as such term is defined in the FDA Act). In addition to general controls, Class II devices may be subject to special controls that could include performance standards, postmarket surveillance, patient registries, guidelines, recommendations and other actions as the FDA deems necessary to provide reasonable assurance of safety and effectiveness. Class III devices must meet the most stringent regulatory requirements and must be approved before they can be marketed. Such premarket approval can involve extensive pre- clinical testing to prove safety and effectiveness of the devices.

     All medical devices introduced to the market since 1976 are required by the FDA, as a condition of marketing to secure either a 510(k) premarket clearance or an approved Premarket Approval Application ("PMA"). A product qualifies for a 510(k) premarket notification clearance if it is substantially equivalent in terms of safety, effectiveness, and intended use to another legally marketed medical device. If a product is not substantially equivalent to such a device, the FDA must first approve a PMA application before it can be marketed. An approved PMA application indicates that the FDA has determined the device has been proven, through submission of clinical data and supporting information, to be safe and effective for its labeled indications. The PMA process typically takes more than a year and requires the submission of significant quantities of clinical data and supporting information, while the process of obtaining a 510(k) clearance typically takes less than one year and involves the submission of less clinical data and supporting information.

     An entity must file with the FDA even if the device is simply a "new device" to the particular entity, and is otherwise a well known device in the marketplace. Since the Scanner, if it achieves commercial viability, will be introduced into commerce within the United States for the first time by the Company, it will be considered a "new device" under FDA regulations and will require appropriate filings with the FDA. The FDA has already classified and approved other diagnostic ultrasound devices, that the Company believes are substantially equivalent to the Scanner, as Class II medical devices. The Company expects that a 510(k) premarket notification clearance will be required and, in conjunction with UMDS, has begun assembling the information needed to complete all necessary filings, including the identification of the legally marketed device that is the most equivalent to the Scanner. There can be no assurance that the Scanner will be cleared by the FDA.

     In order for the Company to utilize the Scanner in clinical studies prior to FDA clearance for market entry, the Company must obtain an Investigational Device Exemption ("IDE") form the FDA regulations. The IDE permits entities to conduct clinical studies on a medical device that has not received FDA permission for introduction into commerce. By definition, investigational devices, for the purpose of an IDA, are broken into two groups, those that pose a significant risk to patients and those that pose a nonsignificant risk to patients. Those that pose a significant risk to patients must obtain an approval from the FDA to conduct pre-market clinical studies. This process may require the filing of significant quantifies of pre-study data and clinical study plans. Those devices that pose a nonsignificant risk to patients must still have a clinical study plan approved, but the oversight body can be an FDA recognized Institutional Review Board ("IRB") that acts as the FDA's representative for the purpose of approval and oversight of clinical studies.

     The Company believes that under the parameters set forth in the FDA Act, the Scanner, since it is a non-invasive device, poses a nonsignificant risk to patients. Further, this would enable the Company to conduct any necessary studies more quickly and at significantly reduced costs. Also, the receipt of a clinical study approval will permit the Company to conduct clinical studies while UMDS undergoes the FDA marketing permission process.

     The Company is currently involved in negotiations for the utilization of an IRB and is developing a formal clinical study plan. Upon agreement from an institution, the Company will submit its clinical study plan and information on the Scanner to the IRB who will then decide whether the device poses a nonsignificant risk and whether it approves the clinical study plan. If the Company receives approval from the IRB, the Company intends to conduct clinical studies in conjunction with the operation of its Centers open at that time, including the West Jersey and West Hudson Centers. The Company does not expect to incur significant expenses in connection with the conducting of those studies. The Company, however, cannot place a definitive time frame on when an IRB will be selected or when the clinical plan will be presented, nor can the Company assure that the clinical studies will be approved.

     The FDA has established manufacturing (and sterilization) standards for medical device manufacturers, known as "Good Manufacturing Practices". These standards require any manufacturing facility to be registered annually and submit to regular inspections. Therefore, if the Company begins manufacturing any devices, the manufacturing facility would have to comply with these regulations. The Company does not intend to directly manufacture any medical devices. Rather, the Company intends to out source any manufacturing operations required in the future.

Technology Transfer Agreements

     In December 1997, the Company entered into two Technology Transfer Agreements (the "Agreements") with the United Medical and Dental Schools of St. Guy's and St. Thomas's Hospitals ("UMDS") and Square Wave Systems, Ltd. ("SWS") pursuant to which UMDS and SWS assigned all of their right, title and interest in and to an international patent application and a South African patent application (the "Patents") covering certain technology associated with the Scanner. The Agreements provide the Company with the exclusive and world wide rights to the use of the Scanner technology underlying the Patents for medical applications only. UMDS and SWS retained the rights to all other uses for the Patents. However, in the case of the fractal analysis software, a software component of the Scanner which is used to analyze, determine and graphically display the fractal nature of a reflected image generated from a Scanner, the Company's rights are limited to the use of software solely in a high frequency ultra sound skin scanner. In consideration of the assignment of the technology pursuant to the Agreements, the Company agreed to pay to UMDS and SWS, in the aggregate, 3% of the Company's gross revenues for the five year period commencing at such time as the FDA grants marketing permission to the Company with respect to the Scanner. The Company also agreed to pay all costs associated with maintaining and renewing the Patents and all costs associated with obtaining FDA marketing permission for the Scanner.

     In the event the Company defaults under the payment or any other terms of the Agreements, UMDS and SWS are granted the right to market the technology underlying the Patents and the Scanner in direct competition to the Company.

     There can be no assurance that the Patents will afford protection against competitors with similar technology, that the Patents will not be infringed upon or designed around by others, that others will not obtain patents that the Company will need to license or design around, that the Patents will not inadvertently infringe upon the patents of others, or that others will not manufacture and distribute similar scanners upon expiration of the Patents. There can also be no assurance that the Patents will not be invalidated or that the Company will have adequate funds to finance the high cost of prosecuting or defending patent validity or infringement issues.

Employees

     The Company has three employees, including Mr. McGonigle, its President, a clinical services employee and an administration employee. The clinical services employee is a director of the Company and the administration employee is Mr. McGonigle's daughter.

Facilities

     The Company leases approximately 1,000 square feet of office space at 791 South Chester Road, Swarthmore, Pennsylvania on a 12 month lease expiring December 31, 1998 for $550 per month,.

Litigation

     The Company is the Plaintiff in an action entitled Longport, Inc., et al v. Rosner, Bresler, Goodman & Buckholz, et al., Civil Action No. 002989, filed in 1997 in the Philadelphia Court of Common Pleas. The action alleges wrongful use of civil proceedings and civil conspiracy against the defendants, and seeks compensatory and punitive damages.

     In September 1997, the Company was notified of a Medicare Hearing Officer's decision that the Company is liable for repayment of Medicare Benefit overpayments of $269,120. The overpayments are from calendar years 1994 and 1995. The Company has appealed the Hearing Officer's decision and the appeal will be heard by an Administrative Law Judge. The Company has not been notified of a hearing date, and is unable to predict the outcome of the appeal, although the Company believes that there were no medicare benefit overpayments in 1994 and 1995 and intends to vigorously defend its position.

                                   MANAGEMENT

Executive Officers and Directors

     The following table sets forth certain information regarding the current executive officers and directors of the Company:

                                                                      Officer or
                                                                       Director
         Name              Age                 Office                   Since
         ----              ---                 ------                   -----

James R. McGonigle         54          Chairman of the                   1993
                                       Board of Directors,
                                       Chief Executive
                                       Officer, President and
                                       Chief Accounting Officer

Bonita Weyrauch            47          Director of Clinical Sales        1998
                                       and Director

Peter E. Cavanaugh         33          Director                          1993

     Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other. The Board of Directors has no audit, nominating or compensation committee. No director has received or currently receives any compensation for services as a director.

Background

     The following is a summary of the business experience of each officer and director of the Company:

     James R. McGonigle founded the Company and has served as its Chairman, Chief Executive Officer and President since its inception in January, 1993. From 1985 to 1992 Mr. McGonigle was the founder and president of Supra Medical Corp. (formally Topox, Inc.)("Supra") a publicly held company specializing in the development of proprietary medical technologies in the fields of skin care and diagnostics.

     Bonita Weyrauch is licensed in Pennsylvania and New Jersey as a registered nurse and has practiced nursing since 1970. She joined the Company in July, 1993 and is responsible for providing wound care treatment protocols to personnel at the Company's two Centers. Ms. Weyrauch graduated in 1988 from Delaware County Community College with an Associate Degree in Nursing.

     Peter E. Cavanaugh was Vice President and General Counsel of the Company from December 1993 until February 1997. In 1993, Mr. Cavanaugh was admitted to practice by the Bar Associations of both Pennsylvania and New Jersey. From March, 1992, until May, 1993, Mr. Cavanaugh was employed as a law clerk at the Law Offices of Tybout, Redfearn & Pell in Wilmington, Delaware and from 1986 until 1992, Mr. Cavanaugh was employed by the Pennsylvania Manufacturers Association Insurance Company in the legal and claims departments. Since February 1997 he has practiced law with the Law Firm of White and Williams.

Executive Compensation

The following table discloses all compensation awarded to, received by, and paid to the Chief Executive Officer of the Company for the years ended December 31, 1995, 1996 and 1997. No executive officer's annual compensation exceeded $100,000 in any such year.





                                                 Summary Compensation Table

                                                                                 Long Term Compensation
                                                                           -----------------------------------
                Annual Compensation                                          Awards              Payouts
                -------------------                                        -----------------------------------

    (a)          (b)          (c)           (d)              (e)              (f)            (g)            (h)          (i)
Name
and
Prin-                                                       Other                                                        All
cipal                                                      Annual         Restricted                                    Other
Posi-                                                      Compen-           Stock        Options/         LTIP        Compen-
tion                         Year        Salary($)        Bonus($)         sation($)     Award(s)($)      SARS(#)    Payoutsation($)
----                         ----        ---------        --------         ---------     -----------      -------    ---------------

James R.        1997      $51,000(1)        -0-              -0-              -0-            -0-            -0-          -0-
McGonigle       1996        42,000          -0-              -0-              -0-            -0-            -0-          -0-
Chief           1995        10,250          -0-              -0-              -0-            -0-            -0-          -0-
Exec.
Officer



(1) The Company currently pays Colpat, Inc., a consulting firm wholly owned by Mr. McGonigle, $6,000 per month for Mr. Gonigle's services.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information concerning stock ownership by all persons known to the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, by each director and officer, and by all directors and officers as a group. All shares of Common Stock are owned beneficially and of record.

                                  Number of
Name                             Shares Owned                   Percent of Class
----                             ------------                   ----------------

James R. McGonigle (1)            1,865,893                           12.3%

Bonita Weyrauch (2)                 322,558                            2.1%

Peter Cavanaugh (3)                 223,571                            1.5%

John H. Carbutt (4)                 812,777                            5.3%

Michie Proctor and                2,669,174                           17.6%
Joyce Proctor (5)

The First Baptist Church          1,280,977                            8.5%
of Southwest Broward

John Mills                         1,192,000                          7.9%

All officers and directors
as a group (three persons)(6)      2,512,022                         16.3%

(1) Includes 942,000 shares held by James R. McGonigle, 547,143 shares held by Wound Healing Systems, Inc., a corporation controlled by Mr. McGonigle, 376,750 shares held by Colpat, Inc. a corporation controlled by Mr. McGonigle and 100,000 Warrants also held by Colpat, Inc.
(2) Includes an option to purchase 94,000 shares at $.10 per share at any time until July 18, 1998.
(3) Includes an option to purchase 100,000 shares at $.10 per share at any time until July 18, 1998.
(4) Includes 436,098 shares held by John H. Carbutt, 200,000 Warrants held by Mr. Carbutt and 176,679 shares held by Jagapata, Ltd., a corporation controlled by Mr. Carbutt.
(5) Includes 2,118,258 shares held by Michie Proctor, 450,916 shares held by Michie Proctor and Joyce Proctor and 100,000 Warrants held by Michie and Joyce Proctor.
(6) Includes shares, Warrants to purchase shares and options to purchase shares held by the Company's officers and directors which are exercisable within 60 days from the date hereof.

                            SELLING SECURITY HOLDERS

     In November 1993, the Company sold 1,185,714 Units of its securities at $.35 per Unit in a private placement to the Selling Security Holders listed below. Each Unit consisted of one share of Common Stock and one Warrant entitling the holder to purchase one share of Common Stock at $3.00 per share at any time until December 31, 1994. The Common Stock and Warrants were initially registered in July 1994. This Prospectus updates the July 1994 prospectus and covers the resale of 1,185,714 shares of Common Stock underlying the 1,185,714 Warrants held by the following persons.

Name of Selling                                            Number of
Security Holder                                          Shares Offered
---------------                                          --------------
Colpat, Inc.(1)                                             100,000
Kathleen C. Clark                                           142,857
Brian K. Nedblaski and Colleen V. Nedblaski                 142,857
Patricia L. McGonigle                                       100,000
John H. Carbutt                                             200,000
Ann R. McGonigle                                            300,000
Michie Proctor and Joyce Proctor                            200,000
                                                          ---------
TOTALS                                                    1,185,714
                                                          =========

(1) Colpat, Inc. is a corporation controlled by James R. McGonigle, an officer and director of the Company, and by virtue of such control, Mr. McGonigle may be considered the beneficial owner of such securities held by Colpat, Inc.

                              CERTAIN TRANSACTIONS

     Management is of the opinion that each transaction described below between the Company and its officers, directors and stockholders was on terms at least as fair to the Company as had the transaction been concluded with an unaffiliated party.

     In January 1996, the Company agreed to a consulting agreement with Colpat, Inc., an affiliate owned and controlled by the Company's Chief Executive Officer and President, James R. McGonigle, pursuant to which Colpat provides Mr. McGonigle's services to the Company for $6,000 per month through 1998.

     In August 1996, the Company's President, Mr. McGonigle, converted a $5,000 note due him from the Company into 41,667 shares of the Company's Common Stock at $.12 per share.

     In 1996, two of the Company's principal stockholders purchased certain accounts payable and notes due from the Company totaling $228,594. The Company issued 2,223,140 shares of its Common Stock at $.103 per share to the stockholders in cancellation of these liabilities.

     In June 1997, the Company sold six HBOs to Wound Healing Systems, Inc. ("WHS"), a company owned by James R. McGonigle. As payment, WHS returned 30,000 shares of the Company's Common Stock to the Company. The net book value ($5,000) of the HBOs sold was recorded as the value of the stock received (treasury stock).

     In December 1997, the Company elected to forego repayment of two notes receivable of $5,500 each from a former officer and a current officer. The $5,500 notes receivable ($11,000 in total) were expensed as compensation.

                            DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 25,000,000 shares of Common Stock $.001 par value per share, of which 15,111,282 shares are currently issued and outstanding. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is a stockholder of the Company. Stockholders do not have the right to cumulate their votes for the election of directors. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable, and each share is entitled to one vote on each matter submitted to a vote of stockholders.

Preferred Stock

     The Company is authorized to issue 1,000,000 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"). The Preferred Stock may, without action by the stockholders of the Company, be issued by the Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation preferences and conversion rights for any series of Preferred Stock issued in the future. As of the date hereof, no shares of Preferred Stock have been issued.

     It is not possible to state the actual effect of any authorization of Preferred Stock upon the rights of holders of Common Stock until the Board determines the specific rights of the holders of any series of Preferred Stock. The Board's authority to issue Preferred Stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the stockholders of the Company, and may adversely affect the holders of the Common Stock. See "Risk Factors - Authorization and Issuance of Preferred Stock."

Warrants

     The Company has issued an aggregate of 1,185,714 Warrants, entitling the holders to purchase one share of Common Stock for each Warrant at $3.00 per share at any time until June 30, 2000 unless extended by the Company. The Warrants are not redeemable nor do they confer upon the holders any voting or other rights as stockholders of the Company. The Common Stock underlying the Warrants are being registered hereby for sale from time to time by the Selling Security Holders.

Stock Transfer and Warrant Agent

     The Company utilizes Corporate Stock Transfer, Inc., Denver, Colorado as the transfer agent and warrant agent for its Securities.

Dividend Policy

     The Company has never paid cash dividends on its Common Stock, and intends to retain earnings, if any, for use in the operation and expansion of its business. The amount of future dividends, if any, will be determined by the Board of Directors based upon the Company's earnings, financial condition, capital requirements and other conditions.

                        SHARES ELIGIBLE FOR FUTURE SALES

     Of  the  15,111,282   shares  of  the  Company's   Common  Stock  currently
outstanding, a total of 13,925,568 shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" under Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year, may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits sales by a person who is not an affiliate of the Company and who has satisfied a two-year holding period without any quantity limitation. Future sales under Rule 144 may have a depressive effect on the market price of the Common Stock. The holders of 12,859,427 restricted shares of Common Stock may sell their shares under Rule 144 at any time and the remaining 1,066,141 shares may be sold beginning in October 1998.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock underlying the Warrants will be offered for sale by the Selling Security Holders in open market transactions at prevailing market prices from time to time on the Bulletin Board. An investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock than if the Common Stock was listed for trading on NASDAQ or on a recognized exchange.

     The Company will pay the costs of registering the Common Stock underlying the Warrants, estimated not to exceed $90,000.

                                  LEGAL MATTERS

     Gary A. Agron, Esq., Englewood, Colorado, has represented the Company in connection with the Offering.

                                     EXPERTS

     The financial statements of the Company for the years ended December 31, 1996 and 1997, included herein, have been audited by Angell & Deering. The financial statements have been so included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     The Company has filed with the SEC a Registration Statement on Form SB-2 under the 1933 Act with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in such Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected without charge at the public reference section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the regional offices of the SEC located at 7 World Trade Center, New York, New York 19948 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC upon payment of prescribed fees and from the SEC's Website at www.sec.gov.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices and Website at the addresses indicated above.

     No dealer, salesman or other person      1,185,714 Shares of Common Stock
has   been   authorized   to  give   any         Underlying 1,185,714 Common
information     or    to    make     any           Stock Purchase Warrants
representations  other than contained in
this  Prospectus,  and if given or made,
such information or representations must
not  be  relied   upon  as  having  been
authorized.  This  Prospectus  does  not
constitute  an  offer  to  sell,  or the
solicitation  of an  offer  to buy,  the
securities  other  than  the  registered
securities  to  which it  relates.  This
Prospectus  does not constitute an offer
to sell or a solicitation of an offer to
buy such securities in any  jurisdiction
to any person to whom it is  unlawful to                LONGPORT, INC.
make  such an offer or  solicitation  in
such jurisdiction.  Neither the delivery
of  this   Prospectus   nor   any   sale
hereunder      shall,      under     the
circumstances,  create  any  implication
that  there  has been no  change  in the
affairs  of the  Company  since the date
hereof or that the information contained
herein  is   correct   as  of  any  time
subsequent to its date.

            -------------

          TABLE OF CONTENTS
                                    Page
Prospectus Summary...................  1              ---------------
Risk Factors.........................  4
Capitalization.......................  8                PROSPECTUS
Use of Proceeds......................  9
Price Range of Common Stock..........  9              ---------------
Selected Financial Data.............. 10
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations.......... 10
Business............................. 13
Management........................... 20
Principal Stockholders............... 22
Selling Security Holders    ......... 23
Certain Transactions................. 24
Description of Securities............ 24
Shares Eligible for Future Sale...... 25
Plan of Distribution................. 26
Legal Matters........................ 26
Experts.............................. 26
Available Information................ 26
Index to Financial Statements........ F-1
Financial Statements................. F-2

     Until  __________,  1998  (25  days               __________, 1998
after the date of this Prospectus),  all
dealers  effecting  transactions  in the
registered  securities,  whether  or not
participating in this distribution,  may
be  required  to  deliver a  Prospectus.
This is in addition to the obligation of
dealers  to  deliver a  Prospectus  when
acting as underwriters  and with respect
to   their    unsold    allotments    or
subscriptions.

                          LONGPORT, INC. AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




Financial Statements                                                       Page
--------------------                                                       ----
  Independent Auditors' Report                                              F-2

  Consolidated Balance Sheet as of December 31, 1997                        F-3

  Consolidated Statements of Operations for the years ended
   December 31, 1997 and 1996                                               F-5

  Consolidated Statements of Changes in Stockholders' Equity for the
   years ended December 31, 1997 and 1996                                   F-6

  Consolidated Statements of Cash Flows for the years ended
   December 31, 1997 and 1996                                               F-7

  Notes To Consolidated Financial Statements                                F-8

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors
Longport, Inc.


We have audited the accompanying consolidated balance sheet of Longport, Inc. and Subsidiary as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Longport, Inc. and Subsidiary as of December 31, 1997 and the consolidated results of its operations and its cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $214,681 during the year ended December 31, 1997. As discussed in Note 1 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                 Angell & Deering
                                                 Certified Public Accountants

Denver, Colorado
February 24, 1998

                          LONGPORT, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997



                                     ASSETS
                                     ------

Current Assets:
  Cash and cash equivalents                                           $  36,397
  Accounts receivable:
   Trade, net of allowance for doubtful accounts of $3,600                4,276
   Other                                                                  1,200
   Interest                                                               1,887
  Inventories                                                             2,200
  Prepaid expenses                                                       19,500
  Current portion of note receivable                                     16,250
                                                                      ---------

         Total Current Assets                                            81,710
                                                                      ---------

Property and Equipment, at cost:
  Medical equipment                                                     290,658
  Computer equipment                                                      6,615
  Office furniture and equipment                                          7,901
                                                                      ---------
                                                                        305,174
  Less accumulated depreciation                                        (262,367)
                                                                      ---------

         Net Property and Equipment                                      42,807
                                                                      ---------

Other Assets:
  Note receivable, net of current portion above                           2,500
  Intangible assets, net of accumulated amortization of $83,333          24,167
                                                                      ---------

         Total Other Assets                                              26,667
                                                                      ---------

         Total Assets                                                 $ 151,184
                                                                      =========


                     The accompanying notes are an integral
                part of these consolidated financial statements.

                          LONGPORT, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                                   (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
  Accounts payable                                                  $     5,526
  Accrued income taxes                                                    3,173
  Deferred revenue                                                        3,500
  Current portion of long-term debt                                         648
                                                                    -----------

         Total Current Liabilities                                       12,847
                                                                    -----------

Long-term debt, net of current portion above                               --
                                                                    -----------

Commitments and Contingencies                                              --

Stockholders' Equity:
  Preferred stock: $.001 par value, 1,000,000 shares authorized,
   none issued or outstanding                                              --
  Common stock: $.001 par value, 25,000,000 shares authorized,
   14,856,282 shares issued and outstanding                              14,856
  Paid in capital                                                     2,615,354
  Accumulated deficit                                                (2,486,873)
                                                                    -----------
                                                                        143,337
  Less treasury stock, at cost (30,000 common shares)                    (5,000)
                                                                    -----------

         Total Stockholders' Equity                                     138,337
                                                                    -----------

         Total Liabilities and Stockholders' Equity                 $   151,184
                                                                    ===========



                     The accompanying notes are an integral
                part of these consolidated financial statements.

                          LONGPORT, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     1997            1996
                                                     ----            ----
Net Revenues:
  Medical supply sales                          $     18,786    $     28,190
  Medical equipment rentals                           17,000          45,481
  Wound clinic management fees                       136,000          98,500
                                                ------------    ------------

     Total Revenues                                  171,786         172,171
                                                ------------    ------------

Operating Expenses:
  Cost of medical supply sales                        13,133           5,979
  Cost of medical equipment rentals                    5,448          51,288
  General and administrative                         322,776         337,018
  Research and development expense                    24,000             669
                                                ------------    ------------

     Total Operating Expenses                        365,357         394,954
                                                ------------    ------------

     Operating Income (Loss)                        (193,571)       (222,783)
                                                ------------    ------------

Other Income (Expense):
  Interest income                                        325           3,900
  Other income                                         4,488            --
  Loss on disposal of assets                         (21,407)       (127,741)
  Interest expense                                    (5,412)        (58,118)
                                                ------------    ------------

     Total Other Income (Expense)                    (22,006)       (181,959)
                                                ------------    ------------

Income (Loss) Before Provision for
 Income Taxes and Extraordinary Gain                (215,577)       (404,742)

Provision for income taxes                             3,759           1,548
                                                ------------    ------------

Income (Loss) Before Extraordinary Gain             (219,336)       (406,290)

Extraordinary Gain - Extinguishment of Debt            4,655          48,861
                                                ------------    ------------

Net Loss                                        $   (214,681)   $   (357,429)
                                                ============    ============
Net Loss Per Share of Common Stock:
 Basic:
  Loss before extraordinary gain                $       (.02)   $       (.03)
  Extraordinary gain                                    --              --
                                                ------------    ------------

 Net Loss                                       $       (.02)   $       (.03)
                                                ============    ============
Diluted:
  Loss before extraordinary gain                $       (.02)   $       (.03)
  Extraordinary gain                                    --              --
                                                ------------    ------------

  Net Loss                                      $       (.02)   $       (.03)
                                                ============    ============
Weighted Average Number of
 Common Shares Outstanding:
  Basic                                           13,874,970      11,155,874
  Diluted                                         13,874,970      11,155,874

                     The accompanying notes are an integral
                part of these consolidated financial statements.




                                               LONGPORT, INC. AND SUBSIDIARY
                                CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                      FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                             Common Stock              Paid in      Accumulated          Treasury Stock
                                         Shares         Amount         Capital        Deficit         Shares         Amount
                                         ------         ------         -------        -------         ------         ------

Balance at December 31, 1995            8,116,995    $     8,117    $ 1,760,240    $(1,914,763)           --       $      --

Issuance of common stock for
 cash at $.10 to $.12 per
 share                                  2,303,333          2,303        260,697           --              --              --

Conversion of accounts payable
 to common stock at $.10 to
 $.51 per share                         2,267,544          2,268        276,308           --              --              --

Conversion of notes payable
 and accrued interest to
 common stock at $.12 to
 $.15 per share                           167,263            167         23,673           --              --              --

Net Loss                                     --             --             --         (357,429)           --              --
                                      -----------    -----------    -----------    -----------     -----------     -----------

Balance at December 31, 1996           12,855,135         12,855      2,320,918     (2,272,192)           --              --

Issuance of common stock for
 cash at $.12 to $.25 per
 share                                  1,811,147          1,811        270,326           --              --              --

Conversion of accrued expenses
 to common stock at $.12 per
 share                                    100,000            100         11,900           --              --              --

Conversion of note payable
 to common stock at $.12 per
 share                                     40,000             40          4,760           --              --              --

Issuance of common stock
 upon exercise of stock option
 at $.15 per share                         50,000             50          7,450           --              --              --

Common stock returned to the
 Company in exchange for
 equipment at $.17 per
 share                                       --             --             --             --           (30,000)         (5,000)

Net Loss                                     --             --             --         (214,681)           --              --
                                      -----------    -----------    -----------    -----------     -----------     -----------

Balance at December 31, 1997           14,856,282    $    14,856    $ 2,615,354    $(2,486,873)        (30,000)    $    (5,000)
                                      ===========    ===========    ===========    ===========     ===========     ===========





                                            The accompanying notes are an integral
                                       part of these consolidated financial statements.

                                                            F-6





                                     LONGPORT, INC. AND SUBSIDIARY
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                             1997              1996
                                                                             ----              ----
Cash Flows From Operating Activities:
  Net loss                                                                $(214,681)        $(357,429)
  Adjustments to reconcile net loss to net cash
   (used) by operating activities:
    Depreciation and amortization                                            41,972           107,421
    Repayment of notes receivable in consideration
     for services provided                                                   11,000              --
    Provision for bad debts                                                  18,171            (3,600)
    Loss on disposal of assets                                               21,407           127,741
    Gain on extinguishment of debt                                           (4,655)          (48,861)
    Changes in assets and liabilities:
     Decrease in accounts receivable                                         10,744            40,990
     (Increase) in other receivables                                         (1,525)           (1,276)
     (Increase) decrease in prepaid expenses                                (19,500)            4,813
     Decrease in inventories                                                  1,200             3,396
     Decrease in deposits                                                      --                 579
     Decrease in accounts payable and accrued expenses                      (44,566)          (73,387)
                                                                          ---------         ---------

      Net Cash (Used) By Operating Activities                              (180,433)         (199,613)
                                                                          ---------         ---------

Cash Flows From Investing Activities:
  Capital expenditures                                                      (20,132)          (20,000)
  Payments on notes receivable                                               13,750             2,500
                                                                          ---------         ---------

      Net Cash (Used) By Investing Activities                                (6,382)          (17,500)
                                                                          ---------         ---------

Cash Flows From Financing Activities:
   Principal payments on notes payable                                      (59,350)          (43,388)
   Issuance of common stock                                                 279,637           263,000
                                                                          ---------         ---------

      Net Cash Provided By Financing Activities                             220,287           219,612
                                                                          ---------         ---------

      Net Increase in Cash and Cash Equivalents                              33,472             2,499

      Cash and Cash Equivalents at Beginning of Year                          2,925               426
                                                                          ---------         ---------

      Cash and Cash Equivalents at End of Year                            $  36,397         $   2,925
                                                                          =========         =========

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for:
   Interest                                                               $   4,500         $   5,770
   Income taxes                                                                 586             2,920

Supplemental Disclosure of Noncash Investing and Financing Activities:
  Conversion of notes payable and accrued
   interest into common stock                                             $   4,800         $  23,840
  Common stock issued for payment of accrued expenses                        12,000              --
  Conversion of accounts payable into common stock                             --             278,576
  Sale of equipment for treasury stock                                        5,000              --


                                The accompanying notes are an integral
                           part of these consolidated financial statements.

                                                  F-7


                          LONGPORT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies
   ------------------------------------------
     Description of Business
     -----------------------
          Longport, Inc. (the "Company") was incorporated January 22, 1993. The Company was formed to market and distribute wound care products. In
          1995,  the  Company  began   managing  wound  healing   centers  under
          management services contracts.

     Basis of Presentation
     ---------------------
          The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and to increase sales to a level where the Company becomes profitable. Additionally, the Company has experienced extreme cash liquidity shortfalls from operations.

          The  Company's  continued  existence is dependent  upon its ability to
          achieve  its  operating  plan.   Management's  plan  consists  of  the
          following:

               1. In 1995 and 1996, the Company restructured its operations to begin opening and managing wound healing centers under management services contracts. The Company intends to become a services based Company and continue to reduce its general and administrative expenses.
               2.   Sale of certain assets of the Company.
               3. Obtaining additional equity capital through the sale of common stock.
               4. Potential exercise of outstanding common stock purchase warrants and options.

          If management cannot achieve its operating plan because of sales shortfalls or other unfavorable events, the Company may find it necessary to dispose of assets, or undertake other actions as may be appropriate.

     Principles of Consolidation
     ---------------------------
          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

     Cash and Cash Equivalents
     -------------------------
          For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

     Inventories
     -----------
          Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out pricing method. Inventories consists entirely of finished goods.

     Property and Equipment
     ----------------------
          Depreciation of the primary asset classifications is calculated based on the following estimated useful lives using the straight-line method.

                          LONGPORT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies (Continued)
   ------------------------------------------------------
     Property and Equipment (Continued)
     ----------------------------------

                 Classification                             Useful Life in Years
                 --------------                             --------------------
          Medical equipment                                          3-5
          Computer equipment                                          5
          Office furniture and equipment                             5-10

          Depreciation of property and equipment charged to operations is $31,972 and $88,921 for the years ended December 31, 1997 and 1996, respectively.

     Intangible Assets
     -----------------
          Intangible assets are being amortized using the straight-line method based on the following estimated useful lives.

          Description                                       Useful Life in Years
          -----------                                       --------------------
            Patents                                                 4
            Goodwill                                               10
            Scanner rights                                          5

     Revenue Recognition
     -------------------
          The Company recognizes revenue from product sales upon shipment to the customer. Revenue from medical services are recognized as the Company performs the services.

     Stock-Based Compensation
     ------------------------
          During the year ended December 31, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-Based Compensation". The Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees".

     Long-Lived Assets
     -----------------
          In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company reviews for the impairment of long-lived assets, certain identifiable intangibles, and associated goodwill, whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows is less than the carrying amount of the asset. No impairment losses have been identified by the Company.

     Income Taxes
     ------------
          Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

     Net (Loss) Per Share of Common Stock
     ------------------------------------
          As of December 31, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share", which

                          LONGPORT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies (Continued)
   ------------------------------------------------------
     Net (Loss) Per Share of Common Stock (Continued)
     ------------------------------------------------
          specifies the method of computation, presentation and disclosure for earnings per share. SFAS No. 128 requires the presentation of two earnings per share amounts, basic and diluted.

          Basic earnings per share is calculated using the average number of common shares outstanding. Diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the dilutive effect of outstanding stock options using the "treasury stock" method.

          The basic and diluted earnings per share are the same since the Company had a net loss for 1997 and 1996 and the inclusion of stock options and warrants would be antidilutive. Options and warrants to purchase 1,379,714 and 1,579,714 shares of common stock at December 31, 1997 and 1996, respectively were not included in the computation of diluted earnings per share because the Company had a net loss and their effect would be antidilutive.

     Estimates
     ---------
          The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Long-Term Debt
   --------------
     Obligation Under Capital Lease
     ------------------------------
          15% installment note with monthly principal and interest
          payments of $186, due in 1998, collateralized by equipment.       $648
                                                                            ----

          Total Long-Term Debt                                               648
          Less current portion of long-term debt                             648
                                                                            ----

          Long-Term Debt                                                    $ --
                                                                            ====

          Installments due on debt principal, including the capital lease, at December 31, 1997 are as follows:

          Year Ending December 31, 1998                                     $648
                                                                            ====

3. Income Taxes
   ------------
          The Company has made no provision for income taxes because of financial statement and tax losses. As of December 31, 1997 the Company had net operating loss carryforwards of approximately $2,300,000. The net operating loss carryforwards expire in the years 2008 through 2012.

          At December 31, 1997 and 1996, the Company had a deferred tax asset of approximately $715,000 and $660,000, respectively, resulting from net operating loss carryforwards, which has been offset in its entirety by a valuation allowance. The net change in the valuation allowance for deferred tax assets was an increase of $55,000 related to benefits from net operating loss carryforwards.

4. Warrants and Options
   --------------------
     Options
     -------
          The Company has granted stock options to employees, consultants and other individuals. The outstanding agreements expire in July 1998. The following table contains information on all of the Company's stock options for the years ended December 31, 1997 and 1996.

                          LONGPORT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4. Warrants and Options (Continued)
   --------------------------------
     Options (Continued)
     -------------------
                                                 Number of         Option Price
                                                  Shares             Per Share
                                                  ------             ---------
          Options outstanding at
           December 31, 1995                      594,000          $.10 to $1.00
            Granted                               150,000              $.15
            Exercised                                  --               --
            Canceled                             (350,000)         $.50 to $1.00
                                                ---------          -------------

          Options outstanding at
           December 31, 1996                      394,000          $.10 to $.50
            Granted                                    --               --
            Exercised                             (50,000)             $.15
            Canceled                             (150,000)         $.15 to $.50
                                                ---------          ------------

          Options outstanding at
           December 31, 1997                      194,000              $.10
                                                =========          ============

     Warrants
     --------
          In November 1993, the Company sold 1,185,714 "Units" consisting of one share of the Company's common stock and one common stock purchase warrant for $.35 per unit. The Warrants entitle the holder to purchase one share of the Company's common stock for $3.00 at anytime until June 30, 1998. All 1,185,714 warrants are outstanding as of December 31, 1997.

5. Stock-Based Compensation Plans
   ------------------------------
          The Company adopted Financial Accounting Standard No. 123, "Accounting for Stock- Based Compensation" (SFAS 123) during the year ended December 31, 1996. In accordance with the provisions of SFAS 123, the Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees, " and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for options granted to non-employees.

          The Company did not grant any employee stock options in 1997 or 1996.

          The  following  table   summarized   information   about  stock  based
          compensation plans outstanding at December 31, 1997:

          Options Outstanding and Exercisable by Price Range as of December 31, 1997:

                        Options Outstanding                 Options Exercisable
                     -------------------------            ----------------------
                                   Weighted
                                    Average     Weighted                Weighted
          Range of                 Remaining     Average                 Average
          Exercise    Number      Contractual   Exercise     Number     Exercise
           Prices  Outstanding    Life-Years      Price    Exercisable    Price
           ------  -----------    ----------      -----    -----------    -----

          $ .10      194,000         .55          $.10       194,000      $.10

                          LONGPORT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6. Preferred Stock
   ---------------
          The authorized preferred stock of the Company consists of 1,000,000 shares, $.001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. Unless the nature of a particular transaction and applicable statutes require approval, the Board of Directors has the authority to issue these shares without shareholder approval.

7. Commitments and Contingencies
   -----------------------------
     Leases
     ------
          The Company leases telephone equipment under a long-term leasing arrangement. The Company's office facilities were leased under a short-term lease which expired in March 1997. The Company currently leases its office facilities on a month-to-month basis. The following is a schedule of future minimum lease payments at December 31, 1997 under the Company's capital lease (together with the present value of minimum lease payments) which has an initial noncancellable lease term in excess of one year:

          Year Ending                                                   Capital
          December 31,                                                   Leases
          ------------                                                   ------

             1998                                                        $1,116
                                                                         ------

          Total Future Minimum Lease Payments                             1,116

          Less Amount Representing Interest                                (468)
                                                                         ------

          Present Value of Future Capital Lease Obligations              $  648
                                                                         ======

          Rental expense charged to operations was $7,188 and $3,125 for the years ended December 31, 1997 and 1996, respectively.

          Leased equipment under capital leases as of December 31, 1997 is as follows:

          Equipment                                                     $ 6,549
          Less accumulated amortization                                  (2,489)
                                                                        -------

          Net Equipment Under Capital Leases                            $ 4,060
                                                                        =======

     Medicare Hearings
     -----------------
          In September 1997, the Company was notified of a Medicare Hearing Officer's decision that the Company is liable for repayment of Medicare Benefit Overpayments of $269,120. The Overpayments are from calendar years 1994 and 1995. The Company has appealed the Hearing Officer's decision. The Appeal will be heard by an Administrative Law Judge. The Company has not been notified of a hearing date. The Company is unable to predict the outcome of the Appeal. However, Management believes that there were no Medicare Benefit Overpayments in 1994 and 1995 and will vigorously defend its position.

                          LONGPORT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7. Commitments and Contingencies (Continued)
   -----------------------------------------
     Medicare Hearings (Continued)
     -----------------------------
          Payment of any judgement or settlement in connection with the Medicare Benefit Overpayments Appeal together with the costs of defending the Appeal, could adversely affect the Company's results or operations and financial condition.

8. Related Party Transactions
   --------------------------
          The Company has entered into transactions with related entities, as follows:

          The Company borrowed $16,464 from Wound Healing Systems, Inc. ("WHS"), a corporation controlled by the Company's President in August 1994 under a one year promissory note at 12% interest which had a balance due of $3,000 as of December 31, 1996. The note was paid in full in 1997.

          In 1996, the Company's President paid off the remaining $5,000 balance of a Company note payable. Accordingly, the Company owed its President $5,000 which was subsequently converted into 41,667 shares of the Company's common stock ($.12 per share).

          In 1996, two stockholders of the Company purchased certain accounts payable and notes payable from creditors of the Company totalling $228,594. The Company issued 2,223,140 shares of its common stock to the stockholders as payment of these liabilities.

          In June 1997, the Company sold six Hyperbaric Oxygen Chambers to WHS. As payment WHS returned 30,000 shares of the Company's common stock to the Company. The net book value ($5,000), of the chambers sold was recorded as the value of the stock received (treasury stock).

          In 1997, the Company elected to forgo repayment of two notes receivable of $5,500 each from a former officer and a current officer. The $5,500 notes receivable ($11,000 in total) have been expensed as compensation.

          The Company owed Healing Systems, Inc. ("Healing") $7,155. Healing agreed to accept $2,500 as payment in full resulting in a gain on forgiveness of debt of $4,655. Healing's President is a major stockholder of the Company.

          In January 1997, the Company's Vice President converted $12,000 of accrued salary into 100,000 shares of the Company's common stock.

9. Loss on Disposal of Assets
   --------------------------
          Included in the loss on disposal of assets for the year ended December 31, 1996 is a $116,174 loss from the return of the Company's office building to the mortgageholder in August 1996.

10. Extraordinary Gain
    ------------------
          Included in the extraordinary gain are settlements of certain accounts payable and notes payable for less than the amounts owed resulting in a gain of $4,655 and $48,861 for the years ended December 31, 1997 and 1996, respectively.

                          LONGPORT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11. Concentration of Credit Risk and Major Customers
    ------------------------------------------------
          The Company provides credit, in the normal course of business, to hospitals, distributors, and others in the health care industry. The Company's customers are located primarily in Pennsylvania and New Jersey. The Company performs periodic credit evaluations of its customers' financial condition and generally require no collateral. The Company maintains reserves for potential credit losses.

          Revenues from major customers, as a percentage of total revenue, for the year ended December 31, 1997 and 1996 were as follows:

                                                 1997               1996
                                                 ----               ----
          Customer A                              6.3%              12.7%
          Customer B                             24.4%              25.5%
          Customer C                             34.9%              41.5%
          Customer D                             18.6%              --

12. Fair Value of Financial Instruments
    -----------------------------------
          Disclosures about Fair Value of Financial Instruments for the Company's financial instruments are presented in the table below. These calculations are subjective in nature and involve uncertainties and significant matters of judgment and do not include income tax considerations. Therefore, the results cannot be determined with precision and cannot be substantiated by comparison to independent market values and may not be realized in actual sale or settlement of the instruments. There may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used could significantly affect the results. The following table presents a summary of the Company's financial instruments as of December 31, 1997:
                                                            1997
                                                 ----------------------------
                                                 Carrying          Estimated
                                                  Amount           Fair Value
                                                  ------           ----------
          Financial Assets:
           Cash and cash equivalents              $36,397            $36,397
           Note receivable                         18,750             18,750

          Financial Liabilities:
           Long-term debt                             648                648

          The carrying amounts for cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the short maturities of these instruments. The fair value of long-term debt, including the current portion, approximates fair value because the interest rate implicit in the obligation under the capital lease.

13. Subsequent Event (Unaudited)
    ---------------------------
          In May 1998, the Company extended the expiration date of the warrants to purchase 1,185,714 shares of the Company's common stock from June 30, 1998 to June 30, 2000 (Note 4).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant's Certificate of Incorporation provides as follows: [INSERT]

ITEM 25. Other Expenses of Issuance and Distribution (1).
         -----------------------------------------------

Securities Registration Fee. . . . . . . .$   1,370
NASD Filing Fee. . . . . . .   . . . . . .     -0-
Blue Sky Filing and Legal Fees . . . . . .   10,000
Printing Expenses. . . . . . . . . . . . .    5,000
Legal Fees and Expenses. . . . . . . . . .   45,000
Accounting Fees. . . . . . . . . . . . . .   25,000
Miscellaneous. . . . . . . . . . . . . . .    3,630
                                              -----

TOTAL. . . . . . . . . . . . . . . . . . .$  90,000
                                          =========

(1) All expenses except the Securities Registration Fee and NASD Filing Fee are estimated.

ITEM 26. Recent Sales of Unregistered Securities.
         ---------------------------------------

(a) The Registrant has sold the following unregistered securities during the prior three year period:


  Date                 Name                Number of Shares     Consideration
  ----                 ----                ----------------     -------------

05/17/95      United Medical and Dental       100,000          Marketing rights
              Schools                                          valued at $50,000

06/05/95      Frederick L. Richardson          20,000              $10,000


06/09/95      W. Keith Schmidt                  1,000                 $500

07/13/95      Guardian                          6,341                $3,170

08/28/95      Wound Healing Systems, Inc.      50,000          Equipment valued
                                                               at $25,000

09/01/95      Mary Dyson                       50,000          Services rendered
                                                               valued at $25,000

09/01/95      Steve Young                      50,000          Services rendered
                                                               valued at $25,000

09/13/95      Mary Dyson                      100,000               $25,000

10/06/95      Steven Young                      8,000          Services rendered
                                                               valued at $4,000

10/06/95      Dr. Frederick Richardson         50,000          Services rendered
                                                               valued at $15,000

10/06/95      Mary Dyson                       12,000          Services rendered
                                                               valued at $6,000

11/07/95      Hugh Lewis                       10,000          Services rendered
                                                               valued at $5,000

11/07/95      John Lynch                       10,000          Services rendered
                                                               valued at $5,000

11/22/95      Wound Healing Systems, Inc.     100,000               $15,000

11/24/95      Kathleen C. Clark               186,721               $28,008

11/27/95      Eric Logan                       74,688               $11,203

11/27/95      Jim Weyrauch                     37,344                $5,602

11/27/95      Colpat, Inc.                    100,000          Services rendered
                                                               valued at $15,000

11/29/95      Janet Delamater                  37,344                $5,602

11/29/95      Gary Davidson                   112,033               $16,805

11/30/95      John Carbutt                    336,098               $50,415

12/13/95      John Cavanaugh                   45,109                $6,766

12/14/95      Leonard Parker                   74,688               $11,203

12/15/95      Michie Proctor                  224,065               $33,610

12/31/95      William B. Mullin                50,000          Services rendered
                                                               valued at $3,750

12/31/95      Peter Cavanaugh                 100,000          Accrued salary
                                                               valued at $7,500

01/26/96      First Baptist Church            200,000               $20,000

02/26/96      Medistat Scientific Corp.       125,000               $63,322

03/05/96      Gary Davidson                    70,000                $7,000

03/05/96      First Baptist Church            200,000               $20,000

03/05/96      First Baptist Church            355,381               $35,538

03/05/96      Michie Proctor                1,742,163              $174,216

04/05/96      First Baptist Church            200,000               $20,000

06/05/96      Edward Morett                   100,000               $12,000

06/07/96      Ron Garling                     100,000               $12,000

06/10/96      David Hutchinson                125,000               $15,000

06/11/96      Rosenblum Profit & Pension      125,000               $15,000

07/19/96      James London                    100,000               $12,000

08/09/96      John T. Mills                   100,000               $12,000

08/09/96      John T. Mills IRA               100,000               $12,000

08/15/96      James R. McGonigle              200,000               $24,000

08/26/96      John Delamater                   20,000                $3,000

09/03/96      Patricia McGonigle              100,000               $12,000

09/23/96      First Baptist Church            125,596               $18,839

09/23/96      Charlie Hammel                  100,000               $12,000

09/26/96      Eric Lippert                    100,000               $12,000

10/15/96      John T. Mills                   100,000               $12,000

11/07/96      Thomas Mills                    100,000               $12,000

11/07/96      Rosenblum Pension & P/S         125,000               $15,000

12/27/96      Michael Ulrich                  100,000               $12,000

03/11/96      John Delamater                   25,000                $2,500

01/17/97      Walter R. Dyson                 101,141               $12,137

01/31/97      Peter Heineman                  100,000               $12,000

01/31/97      Bonita Weyrauch                 100,000          Services rendered
                                                               valued at $12,000

04/14/97      John T. Mills                   200,000               $24,000

05/02/97      John T. Mills                   500,000               $60,000

05/15/97      Gregory M. Lehman                40,000                $4,800

05/19/97      Joseph T. Clark                 100,000               $12,000

06/06/97      Walter R. Dyson                 150,000               $18,000

09/16/97      Gary R. Davidson                 40,000                $6,000

10/10/97      Charles F. Hammel                70,000               $10,500

10/15/97      Ann R. McGonigle                100,000               $15,000

10/31/97      Martin Rosenblum                 50,000                $7,500

11/06/97      John T. Mills                    70,000               $10,500

11/06/97      John T. Mills IRA                30,000                $4,500

11/14/97      Eric Saltsberg                   50,000               $12,500

11/19/97      William J. Ford                  50,000               $12,500

11/19/97      Thomas Mills                    200,000               $50,000

11/19/97      Frank R. Maresca, Jr.            50,000               $12,500

01/01/98      Thomas and Lynn Scott            50,000               $25,000

02/11/98      Thomas and Rosemary Mills        80,000               $40,000

03/17/98      Hugh Lewis                      125,000               $47,333

03/20/98      John T. Mills                    80,000               $40,000

03/27/98      George Kearns
              and Edward Coslett              100,000               $50,000

04/08/98      Joseph R. Westwood              100,000               $50,000

04/14/98      Ella Marie S. Fortenbach         30,000               $24,000

     With respect to the sales made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and/or Regulation D, Rule 506. No advertising or general solicitation was employed in offering the securities. The securities were offered to a limited number of individuals and the transfer thereof was appropriately restricted by the Registrant. All stockholders were personal friends or business associates of the Registrant's officers and directors, were capable of analyzing the merits and risks of their investment and acknowledged in writing that they were acquiring the securities for investment and not with a view toward distribution or resale and that they understood the speculative nature of their investment.


ITEM 27. Exhibits.
         --------

Exhibit No.                      Title
-----------                      -----
   3.1         Certificate of Incorporation of Registrant(1)
   3.2         Bylaws of Registrant(1)
   4.1         Form of Common Stock Purchase Warrant(1)
   5.2         Opinion Re: Legality and Consent - Gary A. Agron
  10.1         Agreement  of  Sale  between   Registrant  and  Leiti   regarding
               Registrant's purchase of 791 South Chester Road, Swarthmore, Pennsylvania(1)
  10.2 Sales Agreement between Registrant and Wound Healing Systems, Inc. regarding 20 Topical Hyperbaric Chambers(1)
  10.3 Sales Agreement between Registrant and Wound Healing Systems, Inc. regarding 23 Topical Hyperbaric Chambers(1)
  10.4         Memorandum of Understanding between Registrant and Baker Medical,
               Inc.(1)
  10.5 Memorandum of Understanding between Registrant and Southeastern Medical Supply, Inc.(1)

  10.6         Joint  Venture   Agreement   between   Registrant   and  Wellison
               International, Inc.(1)
  10.7         Patent Assignment between Registrant and Stivala(1)
  10.8         Transfer Agreement between Registrant and Mazzolla(1)
  10.9         Transmittal Letter regarding Wound Healing Research(1)
  10.10 Licensing and Purchase Option Agreement between Registrant and Healing System, Inc.(1)
  10.11        Memorandum  of  Understanding   between   Registrant  and  Robert
               Crousore Hess and Fernando Laguda(1)
  10.12        Sale  Agreement   between   Registrant  and  Robert  D.  Crousore
               (Hess)(1)
  10.13        Sale Agreement between Registrant and Fernando G. Laguda(1)
  10.14        Sale and Release  Agreement  between  Registrant  and Fernando G.
               Laguda(1)
  10.15        Lease  Agreement  between  Registrant  and  Montclair   Community
               Hospital(1)
  10.16        Rental  Agreement  between   Registrant  and  Integrated  Therapy
               Products, Inc.(1)
  10.17 Revenue Sharing Agreement between Registrant and American Home Medical Services, Inc.(1)
  10.18        Employment  Agreement  between  Registrant and Angelo R. Bergano,
               M.D.(1)
  10.19        Form  of   Subscription   Agreement  -  November,   1993  Private
               Placement(1)
  10.20        Form of Loan Agreement - April, 1994 Loans
  10.21        Form of Promissory Note - April, 1994 Loans
  10.25        Research and Licensing Agreement (UMDS)(3)
  10.30        Services Agreement (West Jersey Health System)(3)
  10.32        Agreement with R. D. Bowers Associates
  10.33        Agreement with Professional Home Care Services
  10.34        Agreement with Austin Medical, Inc.
  10.35        Letter of Understanding with GWR Medical, LLP
  10.36        Technology Transfer Agreement (VMOS)
  10.37        Technology Transfer Agreement (SWS)
  21.1         Subsidiaries of Registrant(1)
  23.1         Consent of Angell & Deering
  23.2         Consent of Gary A. Agron  (See 5.2, above)
  99.1         Deed    Regarding   791   South    Chester   Road,    Swarthmore,
               Pennsylvania(1)
  99.2         Deed of Correction(1)

     (1)  Previously filed.
     (2) Incorporated by Reference to the Registration's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995
     (3) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997.

ITEM 28. Undertakings.
         ------------

     The Registrant hereby undertakes that:

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) Subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

          (c) For the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide public offering thereof.

          (d) Any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

          (e) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (f) It will file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Swarthmore, Pennsylvania, on May 8, 1998.

                                                 LONGPORT, INC.



                                                 By /s/ James R. McGonigle
                                                   -----------------------------
                                                   James R. McGonigle
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the dates indicated.

Signature                                 Title
---------                                 -----


 /s/ James R. McGonigle          Chairman of the                   May 8, 1998
-------------------------        Board of Directors,
James R. McGonigle               Chief Executive Officer,
                                 President and Chief Financial
                                 Officer (Principal Accounting
                                 Officer)


 /s/ Bonita Weyrauch             Director of Clinical              May 8, 1998
-------------------------        Services and Director
Bonita Weyrauch



 /s/ Peter Cavanaugh             Director                          May 8, 1998
-------------------------
Peter Cavanaugh

                                  EXHIBIT INDEX

Exhibit No.                       Title
-----------                       -----

    5.2          Opinion re: Legality and Consent - Gary A. Agron

  10.32          Agreement with R. D. Bowers Associates

  10.33          Agreement with Professional Home Care Services

  10.34          Agreement with Austin Medical, Inc.

  10.35          Letter of Understanding with GWR Medical, LLP

  10.36          Technology Transfer Agreement (VMDS)

  10.37          Technology Transfer Agreement (SWS)

  23.1           Consent of Angell & Deering